Exhibit 99.2

Company Name: Tidewater Inc. (TDW)

Event: Capital One Securities 11th Annual Energy Conference

Date: December 08, 2016

<<Analyst, Capital One Securities>>

All right, welcome back from the break. We're going to get kicked off with our next presenter. We have Joe Bennett, the Executive Vice President and Chief Investor Relations Officer from Tidewater. Joe?

<<Joseph M. Bennett, Executive Vice President and Chief Investor Relations Officer >>

Thank you very much. I appreciate everyone showing up today to listen. I know this is being webcast, and people are probably anxious to hear about the elephant in the room and for me to give an update on our debt situation, which I will sorely disappoint people, but as we have said a little about the negotiations during the course of that over the past nine months to almost a year, the same will happen again today that we’re in the middle of those negotiations and they continue. So, I guess the good thing, if there is an update, is we're still at the table. We're still talking to our lenders and working out, hopefully, details of that.

Otherwise, it's interesting when I put together this presentation and led off with the fact that it's the 11th Annual Energy Conference. That means I've been here eleven years and look forward to more. I will say that of the eleven years of presenting at this conference this is probably the most difficult of times to do such. I talked to my colleagues with other oil service companies and we go, oh geez, we’ve got to go to these conferences and what are we going to say when there's very limited kind of positive news in this very, very challenged oil service environment, but we're here.

I think the worst thing that we can do is to not show up and to seem like we're hiding something. We're not hiding anything. We're trying to be as transparent as we can, but we know, especially in the offshore space, that these are difficult times and probably while there's been some positive things that have come out recently, it will continue to be challenged for a while. So let's go through it. Our disclaimer statements that the attorneys would like us to say and take heart of with forward-looking statements today.

This first slide, I could really end after the first slide, is what is our strategy, where we have focused our attention and what have the results been thus far. People that have followed Tidewater know that safety and compliance and you hear this from lots of companies now and we've been saying it for a long time. It continues to be of utmost importance to ourselves and to our customer base and to the environment, for that matter, and the results have been extraordinary for us while we've always had a good safety record, it continues to get better and better. Last fiscal year was our best safety performance from a TRIR standpoint, total recordable incident rate, in our sixty years of existence.

And this year is right there on par with last year's. It's certainly better than where it has been kind of on average for the last five years. And we've gone almost two years knock on wood with no lost time accidents, that's over 42 million manhours of work without an employee that, in effect, can’t show up for work the next day. And that's a very, very important and a real accomplishment. Secondly, our new fleet. Most in our industry, these days, can say that they have replaced their fleet and it's a relatively new fleet. You see we have an average age, our 150 active vessels average a little under eight years of age. That's very young in this industry.

As you probably know, we've spent a lot of money over the last ten to fifteen years rebuilding our fleet. And unfortunately today because of the business environment, have stacked 115. So our total number of vessels available to us is 265 of which 115 at the end of September have been stacked.  We do what we call smart stacking. Everyone is cutting costs. This is our industry's defensive mechanism to cut costs at a time when revenue has been hit so hard. And we have done so, but what we're doing is stacking that equipment and not just walking away from it. We have it manned to a certain extent. We're starting engines. We have dehumidifiers. These are complex electronics et cetera that we are running.

And while it may cost a little more and for us the average cost of stacking a boat is $800 to $1,000 a day. You may hear others say that it's less and you certainly can do it for less. But, we think that when the time comes to put these boats back to work that the initiatives that we've undertaken with this fleet will allow us to get them back to work quicker and for less money on a go forward basis.

We still have the same geographic diversity that we have had for decades. We report in four different regions. We are still active in all four of those regions. All four of those regions are down in activity or at least three of the four and you'll see the one, really the Middle East, is one who's at least activity level has not been down, is not that the dayrates for the boats aren’t down, they are, but pure activity of vessels has been probably as stable as we have globally. We continue, obviously, to stay close to our customers.

We have a nice mix of NOC’s, IOC’s and others. I think the important thing is we service all water depths. And while most that rebuilt their fleet over the past five, ten, fifteen years concentrated on deepwater, and we still think that offshore in total, including deepwater, has a real place in the business over the upcoming years, is most are predicting now that actually shallow water, the jackup market will probably recover before deepwater. And for pretty obvious reasons, it's a quicker and less investment than the bigger deepwater projects. And we have access to all water depths with the boats that we have where many are purely deepwater geared.

I think the name of the game thus far for everyone is liquidity and cutting costs. Revenue is somewhat outside of our control. The lack of spending by the general customer base has caused the revenue line to dramatically decrease. I do two points in time here to kind of hone in on that point. If you go back to the June of 2014 quarter, which was kind of the last quarter before the decline began, and look at operating costs, G&A costs, things like that and that quarter versus the quarter we just put up, our OpEx is down 60%. However, we did it, mostly through stackings, but through other wage reductions and so forth.

G&A cost is down 36% in that timeframe. And our headcount, our global headcount, was reduced by about 3,000 people, which is about 33%. We went from 9,000 global employees, unfortunately down to about 6,000 global employees. These initiatives never end. They continue. You will probably see if you saw the headcount report, it was down a little bit more in the September quarter than what it was in the June quarter and that will continue to be adjusted accordingly to what the demand is for the vessels. We’re not going to continue to maintain active a vessel if we see its utilization be limited in the near to long-term. We stack the boat. We remove the crew. We defer maintenance other than what I talked about before in our smart stacking initiatives. And that has us where we have been, which is we're not and have not been burning cash on a quarterly basis, even with dramatic reductions in our revenue stream.

That becomes more and more difficult to do, but you have to make these hard decisions of cost cuttings in order to keep pace with that reduced revenue line and we will continue to do so. The other part of preserving cash is our reduced CapEx. While when this downturn began a couple of years ago, we were in the stretch run of our new build program. We are right almost at the finish line. We have now three boats left in the queue, but we were able to legally cancel 10 vessel construction contracts. And I say legally because the shipyards were in default primarily for late deliveries.

We were able to get out of those and get progress payments that have been made to those  respective shipyards, were returned to us. So at the end of September, the three boats that we have left under construction, which are due to be delivered over the next two to three quarters, we owe a total of $48 million on those three boats. We also have because of cancellations of previous contracts, $14 million due back in fact this current quarter that we're in. So we quote kind of a net CapEx number remaining for our company of $34 million, which again is spread over the next two to three quarters. You'll see a slide in a second that you can look historically as to how that compares to the rather large CapEx numbers we had over the last 10 to 15 years, after that really go to no CapEx.

All of our regulatory drydockings, our major repairs, our “maintenance CapEx” is expensed as incurred though as part of that operating cost line that I referred to before. And other than the possibilities of modifying a boat for a contract or something like that, we really go to virtually no CapEx in the near-term. And the real story is again maintaining liquidity. We're a company that while everyone in our industry and in the broader industries are struggling with their financial position et cetera and how they go forward from here and survive this severe downturn. We're a company that has a debt structure that is totally unsecured and we have at the end of September $675 million of cash in the bank.

So those are all positives that we're dealing with in our debt negotiations and understand that the results of those negotiations, as we have disclosed for several quarters now, would include us providing security to our lenders, probably giving some cash back, paying some fees, et cetera for restructurings or amendments or waivers, things like that. So we are good, our waiver now is through January 27. So we're month, month and a half away from that waiver period. Again that's about the third or fourth waiver that was obtained. What happens by the time the 27th rolls around, I don’t know the answer to that, but we continue to work every single day on this and the lenders are doing the same.

We have a management team I mentioned to my last one on one meeting, we have a management team that continues to be in place. I remind people that sometimes look at our compensation that's disclosed in the proxy and oh you all paid yourselves bonuses last year. Well understand that our compensation structure is one that calls for base pay that's in the lower quartile and I'm talking about relative to our peer group. And I can assure you if you look in the proxy, you'll see that.

We put more of our money and our ownership in short-term and long-term incentive plans and, obviously, we either succeed or suffer with the shareholders and that has certainly been the case over the past few years as our stock price has reflected the current environment and it is certainly impacted us in our total compensation. But, we have a management team that is still in place and is working out these details. And I think with cost cutting efforts et cetera, have done a really good job and withstanding this terrible environment.

There are certain things that we won't do through this downturn and we want to make sure everyone is clear with that. We will not compromise on safety. I have been with the company almost 27 years, the last 10 years has been in Investor Relations. During that timeframe, I rarely met with customers. In the past six months, I've met with many, many customers, who are asking to have meetings, so that they understand what the company is going through. They are hiring our vessels. They want to make sure that we will continue to provide the services that they're used to getting, the safe and compliant services. And therefore, they want to hear from me and those discussions have gone very, very well. I usually go with our COO and explain exactly what's happening.

We remind them that look while we are having our issues, we have a lot of cash, and we are still operating safely. You can question, Mr. Customer if we’re working for you now or have you seen any diminishment in the services that are provided and the answer is consistently no. Well, it's not going to change because we have a philosophy that nothing, while we're cutting back costs, it won't be at the expense of safety, compliance or the integrity of the fleet or ultimately the service to those customers.

I am going to move quickly our safety slide. People are used to seeing this. This is our TRIR versus other companies in the industry that are known for having good safety records. We are now 9 years into having a TRIR, and this may mean nothing to you, but 0.20 or below. 0.20 would be considered a very, very good safety record. We have nine years in a row. This will be the 10th year of being well below 0.20, so we're very, very proud of that.

A quick look at what's causing all of our headaches. The rig count has been so dramatically reduced. If you look at what it was from a jackup standpoint, just two years ago, you see the reference to November of 2014, 421 active working offshore rigs, is 271 or so today, on the floater side 257 down to 129. These are dramatic reductions for every one of these in the most broadest of terms, four boats works of somebody’s works for each one of these rigs give or take. So that is hundreds and hundreds and hundreds of reduced demand for vessels globally, that will eventually turnaround. The question is when.

Our fleet, this is – the left side is the composition of our fleet when they were delivered, you see what we have left active of those 150 boats are primarily built in the last five to ten years and then you see the broader market place on the right side where there’s still lots of boats that are old. I don't believe they're in the market at all anymore. There are 650 or so of those that Petrodata would suggest as part of their population that certainly in this market or any market coming up will not work again and even some to the right of that I think will not work again.

Here is a quick glimpse of the population of vessel owners, of OSV owners. You see ourselves and the next five competitors just give you a point of reference of how large we are. We're still the leader in our industry. This is a mix of private and public companies. This is our spread around the globe of active vessels, the boots on the ground. We still have active personnel in all of these different regions of the world. And again have 115 vessels that are stacked in different parts of the world. The split of our customer base is nicely split between NOC’s, super majors and others. That's very important these days to not be concentrated in just one geographic region with one class of boat or with one type of customer.

This is a quick report card of what we have accomplished in our new building program, 249 in total. Many of these are stacked. We’ll be the first to admit. 146 of these are still active. And again, we have three still under construction that should come in, in the next little bit. Here is our CapEx number. For the last several years, you see that we were running fairly consistently at about $400 million plus a year and where we are in this fiscal year. We're in March year-end as a reminder and just how limited it is. This is the remaining payments, gross not net of that $14 million of refunds that are due this fiscal year and next, so very, very minimal numbers.

A quick glimpse of our balance sheet. The cash I have already reported and the debt and equity, which have worked themselves almost into balance, so obviously a 50% debt to cap number. We drew down totally on our revolver back in March, which we believe a very, very smart move to ensure our liquidity during this downturn. Here are our debt maturities. By fiscal year, you see very, very limited numbers for this current fiscal year and the next two fiscal years. The big one comes with our $900 million bank facility that is due in June of 2019. So in some respects that's far away and in some respects it's coming at us very, very quickly and that we're dealing with as part of the whole debt negotiations.

So longer-term strategy nothing all that is significant or different. Continue to operate safely, in a compliant fashion,, remain close to our customers and provide the service that they're used to getting from us, continue to monitor industry developments. And like I said, the OPEC announcement very helpful I think in accelerating the rebalancing of the macro picture. I think things like the Mexico lease sale are positives that won't help in the next quarter or two or three, but those are all positives that will help longer-term. We have to continue to adjust to that with our fleet count, our headcount et cetera and continue to maintain that flexibility to get us to the other side of this marketplace because whoever makes it to the other side, I think will have great, great opportunities to expand and to enjoy real success.

So it's a quick presentation and I appreciate again everybody's listening in and watching this. And hope everyone has a great holiday season. That’s it.

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